Exhibit 10.21
Prime Executions, Inc
40 WALL ST, 58TH FLOOR, NEW YORK, NY 10005
Tel: (212) 980-4400     Fax: (646) 390-3100

Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Item 601(a)(6) of Regulation S-K.

SUPPLEMENTARY AGREEMENT
TO THE EMPLOYMENT AGREEMENT

January 2, 2023

RE: Increase/Compensation Wotczak - 2023

The purpose of this memo is to document that the following employees of Prime Executions, Inc. have been granted salary increase effective 1 January 2023:

•Robert Wotczak - $400,000/yr. (was $240,000/yr.)

COMPANY:                             EMPLOYEE:
Prime Executions, Inc.                        Robert Wotczak

CHIEF OPERATING OFFICER
/s/ Duane Penfold                            /s/ Robert Wotczak